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                                                                      EXHIBIT 21

                      WILLIAMS COMMUNICATIONS GROUP, INC.

                              LIST OF SUBSIDIARIES
                             AS OF AUGUST 27, 1999

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
                                                                                              OWNED BY
SUBSIDIARY                                                                                     PARENT
----------                                                                                     -------
Williams Communications, Inc.                          Delaware                                 100%
  CSI Incorporated                                     Delaware                               84.54%
  Concentric Network Corporation                       Delaware                                11.5%
  Critical Connections, Inc.                           Delaware                                 100%
  FTV Communications LLC                               Delaware                                  33%
  Global Access Telecommunications Services Limited    UK                                       100%
  Intersys Mexico, S.A. de CV                          Mexico                                   100%
  Unidial                                              Delaware                                   1%
  Vvytech, Ltd.                                        UK                                       100%
  Vyvx International Ltd                               UK                                       100%
  WCS Communications Systems, Inc.                     Delaware                                 100%
  WCS Microwave Services, Inc.                         Nevada                                   100%
  Williams Communications Solutions, LLC               Delaware                                  70%
     WCS, Inc.                                         Delaware                                 100%
       WilTel Communications (Canada), Inc.            Canada                                   100%
          CNG Computer Networking Group, Inc.          Delaware                                 100%
  Williams Communications Group PTE Ltd.               Singapore                                100%
  Williams Communications Group, Ltd.                  UK                                       100%
  Williams Communications of Virginia, Inc.            Virginia                                 100%
  Williams International ATL Limited                   Cayman Islands                           100%
     ATL -- Algar Telecom Leste, S.A.                  Brazil                                    20%
       ATL Cayman International                        Cayman Islands                           100%
     Johl Ropresentacoes Ltda                          Brazil                                   100%
       ATL -- Algar Telecom Leste, S.A.                Brazil                                    35%
     SKTI -- US L.L.C.                                 Delaware                                  50%
       ATL -- Algar Telecom Leste, S.A.                Brazil                                    30%
  Williams International Australian                    Cayman Islands                           100%
     Telecom Limited
     Seroja Klaslk Sdn. Bhd.                           Malaysia                                19.9%
       PowerTel Limited                                Australia                               31.7%
  Williams International Ventures Company              Delaware                                 100%
     Powertel Pty Limited                              Australia                                100%
     WilTel Communications Pty Limited                 Australia                                100%
       PowerTel Limited                                Australia                                 35%
     Williams International Telecom (Chile)            Cayman Islands                           100%
       Limited
       MetroCom S.A.                                   Chile                                   19.9%
  Williams Learning Network, Inc.                      Delaware                                 100%
  Williams Local Network, Inc.                         Delaware                                 100%
  Williams Wireless, Inc.                              Delaware                                 100%
  Ziplink                                              Delaware                                 1.7%
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